Exhibit 10.2

THIRD AMENDMENT

TO THE

FIFTH THIRD BANCORP 401(k) SAVINGS PLAN

(January 1, 2015 Restatement)

WHEREAS, Fifth Third Bank (“Fifth Third”) sponsors and maintains the Fifth Third Bancorp 401(k) Savings Plan, as amended and restated effective January 1, 2015 (“Plan”);

WHEREAS, Fifth Third desires to amend the Plan to (i) add a Roth rollover feature allowing participants to convert vested portions of their Plan account balances to separate Roth rollover subaccounts within the Plan without regard to any distributable event; (ii) permit suspension of Plan loan repayments for participants on military and other approved leave; (iii) permit rollover of loan notes for participants who transfer balances from the R.G. McGraw Insurance Agency, Inc. Retirement Savings Plan to the Plan; and (iv) make other changes;

WHEREAS, pursuant to Plan section 12.1(a), Fifth Third reserved the right to amend the Plan at any time; and

WHEREAS, pursuant to Plan section 12.1(b), Fifth Third delegated authority to the Fifth Third Bank Pension, 401(k) and Medical Plans Committee and its Chairman to amend the Plan.

NOW, THEREFORE, effective as of the dates reflected below, the Plan is hereby amended in the following respects:

1.    Section 2.1(o) of the Plan is amended in its entirety, effective November 1, 2017, to read as follows:

“(o)	Rollover Account which may include the following the subaccounts:

(1) Traditional Rollover Account;

(2) Roth Rollover Account; and

(3) Roth In-Plan Rollover Account(s)”

2.    Section 2.5 of the Plan is amended in its entirety, effective as of the execution date of this Third Amendment, to read as follows:

“2.5    ‘Administrator’ or ‘Committee’ or ‘Plan Administrator’ means the Fifth Third Bank Pension, 401(k), and Medical Plan Committee. Where applicable, a reference to Administrator includes its delegate.”

3.    Section 2.13 of the Plan is amended in its entirety, effective January 1, 2018, to read as follows:

“2.13 ‘Disability’ means a physical or mental impairment determined to be a disability either (i) under the Employer’s long-term disability program or (ii) by the Social Security Administration.”

4.    The last sentence in Section 2.50 of the Plan is amended in its entirety, effective November 1, 2017, to read as follows:

“In order to separately account for any designated Roth contributions (including any earnings on such contributions) accepted in a rollover contribution, a Participant’s Rollover Account may include the following subaccounts:

(a) Traditional Rollover Account;

(b) Roth Rollover Account; and

(c) Roth In-Plan Rollover Account(s).

5.    Effective November 1, 2017, Article 2 of the Plan is amended to add the following new Section 2.52 (renumbering the remaining sections therein and any internal references thereto):

“2.52    ‘Roth In-Plan Rollover Account’ means the separate account(s) of a Participant’s Rollover Account that reflects Roth in-plan rollover contributions (including earnings on such contributions) accepted in a rollover contribution under Section 4.10(d), as adjusted in accordance with Article 7.”

6.    Effective November 1, 2017, Section 2.54 of the Plan (renumbered as reflected above) is amended to add the following at the end:

“A Participant’s Section 401(k) Salary Deferral Account shall include any Roth In-Plan Rollover sub-accounts attributable to the types of contributions described in this Section 2.54.”

7.    Section 2.60 of the Plan (renumbered as reflected above) is amended in its entirety, effective as of the execution date of this Third Amendment, to read as follows:

“2.60    ‘Trustee’ means Great-West Trust Company, LLC and its successors and assigns in trust.”

8.    Section 4.10(a) of the Plan is amended, effective June 1, 2017, by adding the following new sentence at the end:

“At the discretion of the Administrator, rollover contributions may include loan notes transferred from another tax-qualified plan.”

9.    Section 4.10 of the Plan is amended further, effective November 1, 2017, by adding the following new subsection (d) at the end:

“(d)      Roth In-Plan Rollover. The Administrator may accept a Roth in-plan rollover contribution in accordance with the following:

(1)       Roth In-Plan Rollovers of Otherwise Distributable Amounts. Notwithstanding any other provision in the Plan to the contrary, a Participant who is eligible to receive (or receives) from his Account an ‘eligible rollover distribution,’ within the meaning of section 402(c)(4) of the Code, and who is an active Employee may elect to roll over all or any portion of such distribution (in accordance with the rules prescribed by the Administrator), other than any amount that is a designated Roth contribution described in section 402A of the Code, to a Roth In-Plan Rollover Account under the Plan. Notwithstanding the foregoing, a Participant may not elect to roll over pursuant to this Section any eligible rollover distribution made on or after Severance. Notwithstanding any other provision of the Plan to the contrary, a Participant’s Roth In-Plan Rollover Account attributable to otherwise distributable amounts shall be distributable in accordance with rules that are no more restrictive than the distribution rules applicable to such contributions prior to rollover.

(2)       Roth In-Plan Rollovers of Non-Distributable Amounts. Notwithstanding any other provision in the Plan to the contrary, a Participant who is an active Employee may elect to roll over to his Roth 401(k) Account under the Plan (in accordance with rules prescribed by the Administrator) all or any portion of the vested amounts held in his Account, other than any amount which is a designated Roth contribution described in section 402A of the Code, that are not otherwise distributable in accordance with the terms of the Plan. Roth in-plan rollover contributions of non-distributable amounts are subject to the following:

(A)      Fully Vested Requirement.    A Participant may only make Roth in-plan rollover contributions of non-distributable amounts allocated to an Account in which the Participant has a fully vested interest.

(B)      Loans.    Roth in-plan rollover contributions attributable to non-distributable amounts shall continue to be subject to the same loan rules that applied prior to conversion. For example, a Participant may borrow from that portion of the Participant’s Roth In-Plan Rollover Account attributable to 401(k) contributions but may not borrow from that portion of the Participant’s Roth In-Plan Rollover Account attributable to matching contributions.

(C)      Distributions and Withdrawals.    Roth in-plan rollover contributions attributable to non-distributable amounts continue to be subject to the same distribution restrictions that applied prior to conversion. For example, Roth in-plan rollover contributions attributable to 401(k) contributions continue to be subject to the distribution restrictions applicable to 401(k) contributions under section 401(k)(2)(B) of the Code and the Plan.

(3)      If a Participant makes an election pursuant to (1) or (2) above, his Roth in-plan rollover contribution shall be irrevocably designated as being made pursuant to, and intended to comply with, section 402A of the Code and the nontaxable portion of his Roth in-plan rollover contribution shall be included in his gross income for the taxable year in which the Roth in-plan rollover contribution is made. The Trustee shall account for the Participant’s Roth in-plan rollover contributions separately from other Section 401(k) contributions and Roth rollover contributions.

(4)      Notwithstanding any other provision in the Plan to the contrary, a Participant’s Roth In-Plan Rollover Account shall be taken into account for purposes of Section 8.6. A Roth in-plan rollover will not affect any protected distribution rights under section 411(d)(6) of the Code attributable to the rolled over amount.”

10. Section 6.1(a)(11) of the Plan is amended in its entirety, effective November 1, 2017, to read as follows:

“(11)    Rollover Account (including the Traditional Rollover Account, the Roth Rollover Account and the Roth In-Plan Rollover Account(s)); and”

11. Section 6.4 of the Plan is amended in its entirety, effective November 1, 2017, to read as follows:

“6.4      Unclaimed Benefits.

(a)      Inability to Locate Payee.    Anything in the Plan to the contrary notwithstanding, if a Participant or other person entitled to a benefit (including a benefit payable under the Old Plan) has not been found within a reasonable period after such payment becomes due, then such benefit shall be forfeited after written notice is sent to the last known address and other diligent search efforts have been taken. If, however, such Participant or other person thereafter is located, then the Employer shall contribute the amount of the forfeited benefit to the Plan (no later than 60 days after the date on which such Participant or other person is located) and such contribution shall be used to restore such benefit retroactively in the same amount as it was payable at the time it previously became due without any adjustment for the time between such prior date and restoration pursuant to this Section.

(b)      Uncashed Checks. Except as specifically directed by the Administrator, if a benefit distribution check is outstanding for more than 180 days from the issue date and the Administrator is unable to locate the Participant or other person entitled to such benefit after diligent efforts have been made, then the amount of the check shall be re-deposited to the Plan and forfeited. If, however, the Participant or other person is subsequently located, the Participant or other person may request reissuance of the check without adjustment for investment gains or losses since the prior issuance date.”

12. Section 7.5(b)(2) of the Plan is amended in its entirety, effective November 1, 2017, to read as follows:

“(2)      A Participant may borrow solely from those portions of the Participant’s Account attributable to elective deferrals or traditional or Roth rollover contributions.”

13. Section 7.5(b)(3) of the Plan is amended in its entirety, effective June 1, 2017, to read as follows:

“(3)      A Participant may have only one loan outstanding at any time; provided, however, that this limitation shall not apply to limit the number of outstanding loans the Administrator permits as a rollover contribution pursuant to Section 4.10(a).”

14. Section 7.5(b)(8) of the Plan is amended in its entirety, effective November 1, 2017, to read as follows:

“(8)      Loans shall be repaid only by payroll withholding properly authorized by the Participant; provided that the Administrator may allow complete prepayment through other means.

(A)      A Participant who is on a leave of absence may pay installments by any method deemed acceptable by the Administrator, to the extent (i) the Participant’s pay (if any) is insufficient to meet the repayment schedule or (ii) the Administrator does not approve the Participant’s request to suspend repayments during the leave of absence.

(B)      A Participant who has terminated employment may pay installments by any method permitted by the Administrator.”

15. Section 7.5(f) of the Plan is amended in its entirety, effective November 1, 2017, to read as follows:

“(f)      Level Amortization. Each loan shall be subject to substantially level amortization, with payments of principal and interest not less frequently than quarterly, over the term of the loan; provided that the Administrator may allow Participants to suspend repayments while on approved leave of absence pursuant to Treasury Regulations section 1.72(p)-1 (Q&A-9) and other applicable guidance.”

16. Section 8.2(a) of the Plan is amended in its entirety, effective November 1, 2017, to read as follows:

“(a)      Election. During his employment with the Employer, and subject to filing such forms and following such time and other limitations as the Administrator shall prescribe, a Participant shall have the right to make withdrawals from his After-Tax Account, Old Kent After-Tax Account, Rollover Account, Old Kent Rollover/Transfer Account, Old Kent Matching Account, and his Ohio Company SIP Matching Contribution Account, including any Roth In-Plan Rollover subaccounts attributable to such Accounts, except to the extent a loan is secured by such subaccount.”

17. Section 11.2(a) of the Plan is amended, effective as of the execution date of this Third Amendment, by adding the following sentence at the end:

“Notwithstanding the foregoing, this Article shall not prohibit Fifth Third Bank or the Administrator from engaging an independent fiduciary (or ERISA section 3(38) investment manager) and subsequently discharging to such person or entity all discretionary power and authority attendant to any specific fiduciary responsibility, including duties involving the management or control of Plan assets invested in the Fifth Third Stock Fund set forth in Section 7.3.”

18. Section 12.1(b) of the Plan is amended in its entirety, effective as of the execution date of this Third Amendment, to read as follows:

“(b)      Procedure to Amend or Terminate.

(1)      Amendment Procedure.    Any amendment of the Plan shall be by action of the Administrator or its Chairperson. An amendment shall be evidenced in writing in such manner or format as the Administrator shall determine, which may include (but shall not be limited to) a written Plan amendment, written resolution signed by a majority of the Committee members, or minutes of a Committee meeting reflecting approval by a majority of its members.

(2)      Termination Procedure.    Any termination of the Plan shall be by action of the Administrator or its Chairperson. Any Plan termination must be approved by a majority of the members of the Committee. Termination shall be evidenced in writing in such manner or format as the Administrator shall determine, which may include (but shall not be limited to) a written Plan amendment, written resolution signed by a majority of the Committee members, or minutes of a Committee meeting reflecting approval by a majority of its members.”

19. Section 12.1(c)(1)(A) of the Plan is amended in its entirety, effective as of the execution date of this Third Amendment, to read as follows:

“(A)      General. No amendment to the Plan shall be effective to the extent it has the effect of (i) reducing any Participant’s accrued, nonforfeitable interest; or (ii) permitting or otherwise diverting any part of the Plan’s trust for purposes other than the exclusive benefit of Participants and their Beneficiaries.”

20. Appendix I is amended to add the following predecessor employers at the end:

Predecessor Employer	Service Crediting Under Appendix	Other Substantive Provisions under Appendix
R.G. McGraw Insurance Agency, Inc.	XXVI
The Retirement Corporation of America	XXVII

21. Appendix XXVI in the form attached hereto is added to and made a part of the Plan.

22. Appendix XXVII in the form attached hereto is added to and made a part of the Plan.

23. Except as otherwise amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Fifth Third has caused this amendment to be executed by its duly authorized representative this 13th day of September, 2017.

FIFTH THIRD BANK

By:	/s/ Robert P. Shaffer
Chairperson for the Fifth Third Bank Pension, 401(k) and Medical Plans Committee

FIFTH THIRD BANCORP

401(K) SAVINGS PLAN

APPENDIX XXVI

R.G. MCGRAW INSURANCE AGENCY, INC.

1.        McGraw Employee.  For purposes of this Appendix, “McGraw Employee” means an individual who, immediately prior to the acquisition of all the shares of R.G. McGraw Insurance Agency, Inc. on March 10, 2017, pursuant to the Share Purchase Agreement dated January 23, 2017, among Fifth Third Insurance Agency, Inc. and Michael S. McGraw, was employed by R.G. McGraw as an employee and became an “Employee” in connection with such acquisition.

2.        Past Service Credit.  Effective March 10, 2017, each McGraw Employee shall be credited with Service under Section 2.54(a)(5) of the Plan for his service with R.G. McGraw Insurance Agency, Inc. Such service shall be determined under rules comparable to those under Section 2.54(a)(1), (2) and (3). Such Service shall be taken into account in determining Eligibility Service and Vesting Service.

FIFTH THIRD BANCORP

401(K) SAVINGS PLAN

APPENDIX XXVII

THE RETIREMENT CORPORATION OF AMERICA

1.        RCA Employee.    For purposes of this Appendix, “RCA Employee” means an individual who, immediately prior to the acquisition of all the shares of The Retirement Corporation of America on April 7, 2017, pursuant to the Share Purchase Agreement dated January 18, 2017, among Fifth Third Bank, Daniel Kiley, Robin Kiley and Robin Kiley as trustee and on behalf of The Kiley Family Special 2007 Trust, was employed by The Retirement Corporation of America as an employee and became an “Employee” in connection with such acquisition.

2.        Past Service Credit.    Effective April 7, 2017, each RCA Employee shall be credited with Service under Section 2.54(a)(5) of the Plan for his service with The Retirement Corporation of America. Such service shall be determined under rules comparable to those under Section 2.54(a)(1), (2) and (3). Such Service shall be taken into account in determining Eligibility Service and Vesting Service.